SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 15, 2006

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30883	01-0524931
(Commission File Number)	(I.R.S. Employer Identification No.)

399 Thornall Street, 12th Floor, Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

(207) 774-3244

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) Effective February 15, 2006, Yorgen H. Edholm resigned from his position as interim President and Chief Executive Officer of the Registrant. He will remain a director of the Registrant. While serving as the Registrant’s interim President and Chief Executive Officer, Mr. Edholm retained his position as President and CEO of Accellion, Inc. a privately-held developer of secure file transfer solutions. Mr. Edholm has returned to his position with Accellion on a full-time basis.

(c) Effective February 15, 2006, the Registrant’s Board of Directors appointed John A. Rade, 70 years old, as interim President and Chief Executive Officer of the Registrant. Mr. Rade has served as a director of the Registrant since July 2005 and as the Chairman of its Board of Directors since August 2005.

Mr. Rade was the President and CEO of AXS-One, Inc., formerly Computron Software, Inc., a publicly-traded software company, from 1997 until his retirement in 2004. Before joining Computron, he managed the pharmaceutical industry practice for American Management Systems, Inc., a management consulting and information technology company. He is a founder of S-Cubed, Inc., a developer and marketer of advanced software development tools. Mr. Rade’s career in software and information technology includes international management postings, spans several decades and includes leadership roles in other software development companies, management consulting and industrial automation. Mr. Rade holds a BS in Physics from John Carroll University.

The terms of Mr. Rade’s compensation have not yet been determined, except that he will receive the $250,000 annual base salary previously paid to Mr. Edholm. Mr. Rade and his family have no relationships with the Registrant that would be reportable under Items 401(d) or 404(a) of Regulation S-K.

Item 9.01(d)	EXHIBIT

99.1    Press release of I-many, Inc. dated February 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

I-MANY, INC.

By: /s/ Robert G. Schwartz, Jr.

Robert G. Schwartz, Jr.

Vice President, General Counsel and Secretary

Dated: February 17, 2006

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